                                                                   EXHIBIT 10.30

                                                                    CONFIDENTIAL

                                    AGREEMENT

This Agreement ("AGREEMENT"), dated October 24, 2001, shall govern certain matters agreed upon by and between Third Wave Technologies, Inc. ("TWT") and ACLARA BioSciences, Inc. ("ACLARA") related to the Development and Commercialization Agreement entered into on even date herewith (the "COLLABORATION AGREEMENT").

1. DEFINITIONS. Terms defined in the Collaboration Agreement shall have, in this Agreement, the meanings set forth in the Collaboration Agreement. Additionally, "COMPETITOR" shall mean with respect to TWT, the entities listed in Exhibit A under the heading TWT Competitors, and with respect to ACLARA, the entities listed in Exhibit A under the heading ACLARA Competitors.

2.       SUPPLY OF ACLARA COMPONENTS.  [ * ]

3.       SUPPLY OF CLEAVASE ENZYME.  [ * ]

4.       INDIRECT DISTRIBUTION.  [ * ]

5. ALTERNATE SOURCE INVESTIGATION. No Competitor of TWT or ACLARA shall be used as a manufacturer pursuant to Section 10.4 of the Collaboration Agreement.

6. ESCROW AUDITORS AND CONTRACT MANUFACTURER. No Competitor of a Party, or an employee of such a Competitor, shall be used as an auditor for purposes of inspecting materials deposited by such Party in escrow under Sections 11.11 or 12.11 of the Collaboration Agreement. Additionally, no Competitor of a Party shall be used by the other Party in order to exercise such other Party's manufacturing rights under
         Section 11.11 or 12.11 of the Collaboration Agreement, as applicable.

7. LICENSING. Notwithstanding anything to the contrary in the Collaboration Agreement, neither Party shall grant or authorize [ * ] a license or other authorization to a Competitor of the other Party under Patent Rights to the extent claiming a Collaborative Invention; provided that Patent Rights assigned to a Party pursuant to the second to last sentence of Section 14.3.1 of the Collaboration Agreement shall not be so restricted. This Paragraph 7 shall survive expiration or termination of this Agreement.



Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

8.       Change of Control.

         (a) TERMINATION. A Party shall have the right to terminate the Collaboration Agreement by providing written notice of termination to the other Party in the event of a transfer of the Collaboration Agreement by such other Party, or in the event of a Change of Control of such other Party, to a Competitor of the Party providing the notice, provided that
                  (i) an agreement which effects the transfer or Change of Control was entered into on or before the [ * ] under the Collaboration Agreement; and (ii) such other Party did not obtain the prior written consent to the transfer or Change of Control, as applicable, from the Party providing the notice, which consent shall not be unreasonably withheld. Under such circumstances, provided that such notice of termination is provided no later than sixty (60) days after the transfer or Change of Control, the Collaboration Agreement shall automatically terminate as of the date of such notice unless such consent has been obtained by such time. If a Party enters into an agreement under such circumstances which effects, or would effect upon closing, such a transfer of the Collaboration Agreement, or such a Change of Control, then it shall immediately provide written notice of the agreement to the other Party, setting forth in such notice the identity of the Competitor. For purposes of this Agreement and the Collaboration Agreement, "CHANGE OF CONTROL" means any transaction or series of related transactions that would occasion: (i) a Party's sale, lease, or other transfer of all or substantially all of its business or assets to any person or group; (ii) any merger, consolidation, share exchange, re-capitalization, business combination or other transaction resulting in the exchange if the outstanding shares of a Party for securities or consideration issued, or caused to be issued, by an acquiring person or group, unless the stockholders of such Party that exist immediately prior to the closing date of such transaction (or series of related transactions) hold, after the closing date, fifty percent (50%) or more of the equity of the surviving corporation in such transaction computed on a fully diluted basis; (iii) any tender offer or exchange offer for fifty percent (50%) or more of the outstanding voting securities of a Party or the filing of a registration statement under the United States Securities Act of 1933 in connection therewith; or (iv) any person or group acting in concert to control a Party (as control is defined in Section 1.5 of the Collaboration Agreement) having acquired beneficial ownership or the right to acquire beneficial ownership of fifty percent (50%) or more of the outstanding voting securities of a Party. As used in this Paragraph 8(a), "person" and "group" shall have the meanings given to such terms when used in Sections 13(d) and 14(d) of the
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  [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

                                                                    CONFIDENTIAL

                  United States Securities Exchange Act of 1934. For clarity, this Paragraph 8(a) is not intended to prevent from occurring such an acquisition or transfer with respect to a Party to the extent the transaction is authorized under Section 20.3 of the Collaboration Agreement, but rather is to provide the other Party with the right to terminate the Collaboration Agreement as set forth above. Termination under this Paragraph 8(a) shall be treated as termination for material breach under
                  Section 19.3 of the Collaboration Agreement for purposes of determining the effects under Section 19.5 of the Collaboration Agreement, except as otherwise provided in Paragraph 8(b) of this Agreement below.

         (b) EFFECT. In the event of termination of the Collaboration Agreement by a Party under Paragraph 8(a) of this Agreement as a result of the Change of Control of the other Party, and if the Development Committee approved prior to such termination an Approved Product for Commercial Launch, then the terms and conditions of Section 19.5.3 of the Collaboration Agreement shall apply, subject to the modifications in this Paragraph 8(b). Under Section 19.5.3(i) of the Collaboration Agreement, all reimbursement of Development Costs, including with respect to Approved Products that have not been approved by the Development Committee for Commercial Launch, will be in accordance with Section 5.6 of the Collaboration Agreement in the same manner as prior to termination, except that reports shall be exchanged, and reconciliation and reimbursement shall be completed, within thirty (30) days after the date of termination. Under Section 19.5.3(ii) of the Collaboration Agreement, the amounts payable to the Party undergoing the Change of Control shall be [ * ], rather than [ * ], of Net Sales based upon sales of Approved Products and Software by the non-breaching Party. Under Section 19.5.3(vii) of the Collaboration Agreement, if TWT is the Party undergoing the Change of Control, then ACLARA would be authorized in the event of termination to manufacture Approved Products (excluding Cleavase Enzymes) in accordance with Section 12.11 of the Collaboration Agreement, it being acknowledged that the manufacture of Cleavase Enzymes would be retained by TWT, subject to ACLARA's right to manufacture Cleavase Enzyme in the event of a failure of TWT's failure to adequately supply Cleavase Enzyme as set forth in Section 12.11of the Collaboration Agreement. Under Section 19.5.3(vi) of the Collaboration Agreement, if ACLARA is the Party undergoing the Change of Control, then TWT would continue to be authorized to manufacture Approved Products, it being acknowledged that the manufacture of ACLARA Components would be retained by ACLARA, subject to TWT's right to manufacture the

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with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

                                                                    CONFIDENTIAL

                  ACLARA Components in the event of a failure of ACLARA to supply an ACLARA Component as set forth in Section 11.11 of the Collaboration Agreement.

9. TERM. This Agreement shall commence on the Effective Date and continue in full force and effect throughout the entire term of the Collaboration Agreement, terminating automatically upon expiration of the Collaboration Agreement. Neither Party shall have any right to otherwise terminate this Agreement.

10. MISCELLANEOUS. Section 20 of the Collaboration Agreement is hereby incorporated into this Agreement by this reference as if fully set forth in this Paragraph 10. The Parties acknowledge that this Agreement and the Exhibit hereto and the Collaboration Agreement and the Exhibits thereto set forth the entire agreement and understanding of the Parties as to the subject matter hereof and thereof, and supersede all prior and contemporaneous discussions, agreements and writings in respect hereto and thereto, including without limitation, the term sheet.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

THIRD WAVE TECHNOLOGIES, INC.             ACLARA BIOSCIENCES, INC.

("TWT")                                   ("ACLARA")



By:    /s/ Ian B. Edvalson                By:    /s/ Philip A. Petersen
       ----------------------------------        -------------------------------------

Name:  IAN B. EDVALSON                    Name:  PHILIP A. PETERSEN
       ----------------------------------        -------------------------------------

Title: SR VP, CORPORATE DEVELOPMENT       Title: VICE PRESIDENT, CORPORATE DEVELOPMENT
       ----------------------------------        -------------------------------------

Date:  24 OCTOBER 2001                    Date:  OCTOBER 24, 2001
       ----------------------------------        -------------------------------------




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

                                                                    CONFIDENTIAL

                                    EXHIBIT A

                                     [ * ]











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  [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.